UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2012

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

TENNESSEE	000-51281	62-1815881
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

381 Mallory Station Road, Suite 207, Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 599-2274

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As indicated below under Item 5.02, director William W. McInnes submitted his resignation from the Board of Directors of Tennessee Commerce Bancorp, Inc. (the “Company”), effective on January 27, 2012.  Mr. McInnes was also the Chairman of the Company’s Audit Committee (the “Committee”) and its designated “financial expert” and upon the effectiveness of the resignation of Mr. McInnes, only two members of the Committee remained.  Accordingly, on January 27, 2012, the Company notified the NASDAQ Stock Market, LLC (“NASDAQ”) that it would no longer be in compliance with the audit committee composition requirements contained in NASDAQ Listing Rule 5605(c)(2)(A) upon the effectiveness of Mr. McInnes’ resignation.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2012, director William W. McInnes submitted his resignation from the Board of Directors of the Company and the Bank, effective January 27, 2012.

Item 8.01.              Other Events.

On Thursday, January 26, 2012, management established a $7.0 million reserve against an approximately $15.0 million loan outstanding with a director, as of December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.
(Registrant)

Date: January 31, 2012
	By:	/s/ Frank Perez
Frank Perez
Chief Financial Officer